Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Sherwin-Williams Company of our report dated February 23, 2012 with respect to the consolidated financial statements of The Sherwin-Williams Company and our report dated February 23, 2012 with respect to the effectiveness of internal control over financial reporting of The Sherwin-Williams Company, included in the 2011 Annual Report to Shareholders of The Sherwin-Williams Company.

Our audits also included the financial statement schedule of The Sherwin-Williams Company listed in Item 15(a). This schedule is the responsibility of The Sherwin-Williams Company management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements of our report dated February 23, 2012 with respect to the consolidated financial statements of The Sherwin-Williams Company and our report dated February 23, 2012 with respect to the effectiveness of internal control over financial reporting of The Sherwin-Williams Company, incorporated by reference herein, and our report included in the preceding paragraph with respect to the financial statement schedule of The Sherwin-Williams Company included in this Annual Report (Form 10-K) of The Sherwin-Williams Company:

Registration Number	Description
333-166365	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (as Amended and Restated as of April 21, 2010) Form S-8 Registration Statement

333-163747	The Sherwin-Williams Company Form S-3ASR Registration Statement

333-152443	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement

333-133419	The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan and The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors Form S-8 Registration Statement

333-129582	The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, The Sherwin-Williams 2005 Key Management Deferred Compensation Plan and The Sherwin-Williams Company 2005 Director Deferred Fee Plan Form S-8 Registration Statement

333-105211	The Sherwin-Williams Company Employee Stock Purchase and Savings Plan Form S-8 Registration Statement

333-101229	The Sherwin-Williams Company 2003 Stock Plan Form S-8 Registration Statement

333-66295	The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin-Williams Company Director Deferred Fee Plan Form S-8 Registration Statement

333-25671	The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors Form S-8 Registration Statement

333-25669	The Sherwin-Williams Company 1994 Stock Plan Form S-8 Registration Statement

333-25607	The Sherwin-Williams Company Form S-4 Registration Statement

333-01093	The Sherwin-Williams Company Form S-3 Registration Statement

333-00725	The Sherwin-Williams Company Form S-4 Registration Statement

33-52227	The Sherwin-Williams Company 1994 Stock Plan Form S-8 Registration Statement

33-22705	The Sherwin-Williams Company Form S-3 Registration Statement

/s/ Ernst & Young LLP

Cleveland, Ohio

February 23, 2012